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                                  EXHIBIT 5.1

                           GLAST, PHILLIPS & MURRAY
                          A PROFESSIONAL CORPORATION
TELEPHONE: (972) 419-8300                                2200 ONE GALLERIA TOWER
FAX: (972) 419-8329        ATTORNEYS AND COUNSELORS     13355 NOEL ROAD, L.B. 48
                                                       DALLAS, TEXAS  75240-6657

                               January 26, 2001
WorldQuest Networks, Inc.
16990 Dallas Parkway
Suite 220
Dallas, Texas 75248

     Re: Form S-8 Registration Statement relating to the registration of 500,000 shares of common stock, $.01 par value, of WorldQuest Networks, Inc. pursuant to the 2001 Stock Option Plan

Gentlemen:

     We are acting as counsel for WorldQuest Networks, Inc., a Delaware corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of a Registration Statement for the Company on Form S-8 filed with the Securities and Exchange Commission ("SEC") (the "Registration Statement"), covering an aggregate of 500,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company which will be issued pursuant to the 2001 Stock Option Plan

     In that connection, we have examined the Form S-8 Registration Statement in the form to be filed with the SEC. We have also examined and are familiar with the originals or authenticated copies of all corporate or other documents, records and instruments that we have deemed necessary or appropriate to enable us to render the opinion expressed below.

     We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that all information submitted to us was accurate and complete and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. In addition, we have assumed that the Shares will not be issued for consideration equal to less than the par value thereof and that the form of consideration to be received by the Company for the Shares will be lawful consideration under the Delaware General Corporation Law.

     Based on the foregoing and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares, or any portion thereof, when issued as described in the Registration Statement, will be validly issued by the Company, fully paid and nonassessable.

     This opinion is limited in all respects to the laws of the United States of America and the Delaware General Corporation Law.

     This opinion may be filed as an exhibit to the Registration Statement.

                                    Sincerely,

                                    /s/ Glast, Phillips & Murray, P.C.

                                    GLAST, PHILLIPS & MURRAY, P.C.